EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Shares Acquired Under Written Compensation Agreements of Theravance, Inc. of our report dated February 16, 2005, with respect to the consolidated financial statements of Theravance, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Palo Alto, California
March 25, 2005